Kraton Polymers LLC Second Quarter Earnings Call August 12, 2009 Exhibit 99.1

Disclaimers
Forward Looking Statements
This presentation may include “forward-looking statements” which are statements other than statements of historical fact and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,”
“may,” “will,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.
GAAP Disclaimer
This presentation includes non-GAAP financial measures, including EBITDA and
LTM Bank EBITDA. Investors should consider these measures, which we believe investors consider useful in assessing our performance and compliance with our financial covenants, together with the GAAP measures from our financial statements. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures can be found in our press release dated August 11, 2009.

2009 Second Quarter Highlights
Cost-Out / Efficiency
Gains
Innovation
Business Performance
Headwinds
Expect to achieve $17-$19 million of cost savings as compared to our $10 million target for 2008
Adjusted EBITDA per ton approximately 2x 2008
Global ERP and process control upgrades on plan
Commercializing a number of new innovations to accelerate growth
Announced the grand opening of our state-of-the-art Kraton
Innovation Center
Adjusted Gross Profit reflects significant improvement in base margins
Adjusted EBITDA for the second quarter and first six months
exceeded 2008 results
Volume trends beginning to show signs of recovery
LTM Bank EBITDA of $137 million provides $27 million of leverage cushion
Monomer prices beginning to increase
Volume showing signs of recovery, but market conditions are still volatile

Revenue and Innovation Growth
YTD 2009 vs. YTD 2008
Revenue Change By End-Use
5%
11%
13%
14%
11%
2005 2006 2007 2008 2009
Innovation Revenue
(1)
as a % of Total Revenue
Effect of the slowdown and customers’ hesitancy
to commit to new projects led to a shortfall in
innovation product sales
We remain extremely optimistic in regards to our
innovation pipeline, with our impressive list of
recently announced innovative products
(1)
Innovation revenue defined as revenue from products introduced within the last 5 years.
Kraton
Adhesives,
Sealants, and
Coatings
Advanced
Materials
Paving and
Roofing
IR Latex
2009 Volume vs. Prior Period
Q1 2009 Q2 2009 June 2009
(39)%
(24)%
(12)%
63%
(30)%
(31)%
(35)%
(39)%

Second Quarter and Year to Date 2009 Financial Performance

Summary Financial Information
(US $ in millions)
$ 34 $ 67 $ 23 $ 25 Adjusted EBITDA
(2)
2.87 4.07 Interest Coverage
4.55 3.57 Leverage
$ 527 $  489 Total Debt
$ 116 $ 137 LTM Bank EBITDA
(3)
$ 51 $ 22 $ 35 $ 17 EBITDA
(1)
$ 612 $ 429 $ 345 $ 244 Total Revenues
171 119 94 71 Sales Volume (kT)
2008 2009 2008 2009
YTD June 30 Second Quarter
(1) EBITDA is used by management to evaluate operating performance. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance.
(2) Adjusted EBITDA is defined as EBITDA excluding FIFO vs. replacement cost spread
(3) LTM Bank EBITDA is defined as EBITDA adjusted for items pursuant to the senior secured credit facility.

Second Quarter 2009 Financial
Summary (US $ in millions)
Decline in volume equates
to $78 million in revenue
Foreign exchange rate
movements comprises the
balance
Substantially all of the decline
due to lower volume
Quarter-on-quarter FIFO vs.
replacement spread of $20
million
$4 million lower R&D and
SG&A costs
$4 million gain on
extinguishment of debt
Operating Revenue
$328
2008 2009 2008 2009
$345
$234
$244
2009
Adj.
2008
$36
$44
$51
$63
2009
Adj.
2009 2008
Adj.
2008
Adj.
$35
$23
$17
$25
Gross Profit EBITDA
Sales
ByProduct
$17
$10

Sales ByProduct
Year to Date 2009 Financial Summary
(US $ in millions)
Decline in volume equates
to $171 million in revenue
Partially offset by $29
million favorable price and
mix
Foreign exchange reduced
operating revenue by $31
million
Decline largely due to lower
volume
Year-on-year FIFO vs.
replacement spread of $61
million
$14 million lower R&D and
SG&A costs
$24 million gain on
extinguishment of debt
Operating Revenue
$17
2008
2009
2008 2009
$27
2009
Adj.
2008
$111
$94
$45
$89
2009
Adj.
2009 2008
Adj.
2008
Adj.
$51
$34
$22
$67
Gross Profit EBITDA Operating Revenue
$585
$412
$429
$612

Capitalization Table and Covenants
(US $ in millions)
137.0
151.4
148.7
LTM Bank EBITDA
Leverage A/O
June 30
3.57
4.07
2.75
4.45
Actual Covenant
Interest Coverage A/O
June 30
Actual Covenant 12/31/08 3/31/09 06/30/09
EBITDA
Cushion
$27MM
EBITDA
Cushion
$44MM
Revolver Term Sr. Notes
Insurance
Bond Total Debt Cash Net Debt
Rate L+225 L+200 8.125%
Maturity May 2011 May 2013 January 2014
December 31, 2008 50.0 $     325.1 $    200.0 $          - $           575.1 $       101.4 $  473.7 $
Increase (Decrease) (47.0)       (0.9)         (30.0)              3.9            (74.0)          (88.6)      14.6
March 31, 2009 3.0          324.2       170.0             3.9            501.1          12.8       488.3
Increase (Decrease) (3.0)         (0.8)         (7.0)               (0.9)           (11.7)          4.9         (16.6)
June 30, 2009 - $         323.4 $    163.0 $          3.0 $          489.4 $       17.7 $    471.7 $

Recent Developments
Price Right
Improving base margins on a replacement cost basis
Adjusted EBITDA above 2008, despite challenging economic
conditions
Innovation-Led Top-line
Growth
Announced new formulations designed to support VOC
requirements with contact adhesives
Announced the first high polymer content binder designed to
enhance durability and safety of porous asphalt roads
Announced G1645 block copolymers
Capital Structure and
Cash
Retired $7 million face value of our 8.125% Notes bringing
our total debt reduction to $86 million since year-end 2008
Productivity
On track to achieve $17-$19 million in cost reduction as
compared to the $10 million goal
Adjusted EBITDA per ton approximately 2x 2008
Global ERP and process control upgrades on plan
Announced Kraton Nexar     polymer product family
TM

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